Exhibit 10.8

June 30, 2015

Re:	Eos Petro, Inc. Loan and Warrant

Dear Vicki P. Rollins:

Reference is made to the Loan Agreement effective May 22, 2012, as subsequently amended (the “Loan”) by and between Eos Petro, Inc., a Nevada corporation and its wholly-owned subsidiary, Eos Global Petro, Inc. (collectively referred to as “Eos”) and Vicki P. Rollins (“Lender,” collectively referred to with Eos as the “Parties”).

You are hereby requested in this letter (this “Letter Agreement”) to indicate your agreement to, and acknowledgement of, the following:

1.	The Parties hereby agree that the maturity date of the Loan is extended to October 1, 2015.

2.
The Parties hereby acknowledge that the following is a complete and accurate summary of the amount loaned to Eos under the Loan, the interest accruing thereon, the maturity date of the Loan, as amended by this Letter Agreement, and any consideration given or promised to be given to Lender under the Loan through the date first written above:

Effective May 22, 2012, Eos entered into the Loan to obtain $350,000 from Lender. The maturity date of the Loan is October 1, 2015, and the Loan does not accrue any interest. Eos issued to Lender 175,000 warrants to purchase common stock with an exercise price of $2.50, which expire August 1, 2018. Moreover, Eos issued to Lender an additional 75,000 warrants to purchase common stock with an exercise price of $4.00, which expire August 1, 2018. The Loan is secured by a subordinate blanket security interest in Eos’ collateral.

3.
Acknowledgement of Good Standing.  Parties agree and acknowledge that any and all Events of Default which may have occurred under the Loan on or prior to the date hereof are hereby waived, and the Parties further acknowledge that the Loan, as modified by this letter agreement, is in good standing and full force and effect as of the date hereof.

Please acknowledge your agreement to, and acceptance of, the foregoing by signing this Letter Agreement below.  Please return a signed copy to the undersigned, it being agreed that this Letter Agreement may be executed in counterparts and signatures received by electronic transmission shall have the same effect as original signatures.

Sincerely,

NIKOLAS KONSTANT, Chairman of the Board of Eos Petro, Inc., a Nevada corporation

/s/ Nikolas Konstant

ACKNOWLEDGED AND AGREED TO AS OF JUNE 30, 2015 BY:

Vicki P. Rollins By: /s/ Vicki Rollins Name: Vicki Rollins